Exhibit 99.1

NEWS RELEASE
Media Contact:
Kathy Stahlman, @Road Public Relations
(510) 870-1144
kstahlman@road-inc.com

@Road® Mobile Enterprise Access Improves Field Force Productivity with
Wireless Data Access to Back-office Systems

FREMONT, CA – June 28, 2004 — @Road (NASDAQ: ARDI), a leading provider of mobile resource management (MRM) services, today announced the availability of the company’s newest mobile data integration application, @Road Mobile Enterprise Access (MEA). The @Road MEA service is designed to streamline customers’ business processes by improving field force data communications with the enterprise. Developed for use on JAVA and GPS-enabled handsets, @Road MEA lets companies of all sizes access back-office applications from the field, such as customer relationship management (CRM), inventory control and scheduling databases, as well as integrate real-time location-based data directly into these same systems.

Leading analyst firm Frost & Sullivan projects that by 2008, more than 25 percent of an estimated 66 million mobile U.S. workers will access mobile data from the field; increasing the number of mobile data access users by more than 100 percent from 2004 estimates. (Frost & Sullivan U.S. MRM Report, January 2004)

“To stay competitive, field service companies of all types need to improve the efficiency of their remote workers and enhance customer service,” said Brent Iadarola, research director for Frost & Sullivan. “We believe that top drivers of enterprise adoption for mobile data access across vertical markets include workforce management, inventory control and real-time event confirmation and scheduling. And we view @Road as a market leader in mobile data access applications and services.”

@Road MEA gives mobile workers using @Road GeoManagerSM Pocket Edition services the ability to automatically:

•	view contract relationship information

•	access customer information

•	enter field notes after customer visits

•	access part numbers, pricing or invoices

•	view supply chain status

•	schedule orders or update transactions from the field

“Access to real-time location based data is critical to effectively managing mobile resources,” said Krish Panu, CEO and president of @Road. “Many enterprise applications, however, are not optimized for transaction-intensive real-time environments. @Road MEA can easily bridge the gap between the corporate environment and field activities, which facilitates productivity in the field within enterprise-level business processes.”

@Road MEA is the latest addition to the suite of Integrated Data Services offered by @Road which includes:

•	@Road MEA – Allows workers to access back-office application data and collect data from the field with mobile phones.

•	@Road DirectData – Continuously delivers location-based @Road data directly to third-party databases and applications.

•	@Road APIs – Enables customers to query @Road databases and integrate the data with third-party applications.

•	@Road TCP Connect – Enables workers in the field to wirelessly connect PCs, PDAs and other mobile devices to corporate networks.

Companies can subscribe to @Road MEA services for $7.95 per month per subscriber, in addition to the @Road GeoManager Pocket Edition monthly service fees.

About @Road

@Road (NASDAQ: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating wireless communications, location technologies, hosted software applications, transaction processing and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services on a subscription basis, customers can experience a rapid and measurable return-on-investment.

@Road delivers its MRM services to more than 130,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.road.com.

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Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of @Road to develop, market and sell the @Road MEA services discussed herein, the dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-Q dated May 10, 2004, Report on Form 10-K dated March 12, 2004 and in its other filings with the Securities and Exchange Commission. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of At Road, Inc. The @Road logo and GeoManager are trademarks or service marks of At Road, Inc.